UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2009
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event.
SIGNATURES

Item 8.01     Other Event.
     On June 1, 2009, Progress Software Corporation (the “Company”) received written notice from the Staff of the Division of Enforcement (the “Staff”) of the United States Securities and Exchange Commission (the “SEC”) that the SEC’s investigation of the Company’s historical stock option granting practices has been completed and that the Staff does not intend to recommend any enforcement action against the Company. The Company has also been informed that the Staff has completed its investigation and will not recommend any enforcement action against the individual who serves as the Company’s Vice President, Corporate Controller and Chief Accounting Officer relating to the same matter.
     As previously disclosed on a Form 8-K filed by the Company on February 11, 2009, the Company and its Vice President, Corporate Controller and Chief Accounting Officer received “Wells Notices” from the SEC on February 5, 2009 in connection with the previously disclosed ongoing SEC investigation into the Company’s historical stock option granting practices. In response to the Wells Notices and in accordance with the SEC’s procedures, both the Company and its Vice President, Corporate Controller and Chief Accounting Officer made submissions to the Staff contesting the allegations made by the SEC in the Wells Notices. In a letter dated May 27, 2009 and received on June 1, 2009, the Staff informed the Company that it has now completed its investigation and has determined not to recommend any enforcement action against the Company. The Company understands that its Vice President, Corporate Controller and Chief Accounting Officer has received a similar letter from the Staff.
     With the termination of the SEC’s investigation, all outstanding matters relating to the Company’s historical stock option granting practices have now been resolved. As previously disclosed, in December 2006, following an investigation by a Special Committee of the Board of Directors of the Company, the Company restated its consolidated financial statements for each of the years during the three year period ended November 30, 2005 and for the three months ended February 28, 2006, as well as the selected financial data for the years ended November 30, 2002 and 2001 (as well as for certain prior periods not included in these financial statements) to reflect the correction of its original accounting for stock options. The Company’s historical stock option granting practices were also the subject of three shareholder derivative lawsuits, which lawsuits were settled by the Company and the other named defendants in September 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2009	Progress Software Corporation

	By:	/s/ Norman R. Robertson
Senior Vice President, Finance and
Administration and Chief Financial Officer